Exhibit 10.1
May 19, 2025
Icahn Partners LP
16690 Collins Avenue, PH-1
Sunny Isles Beach, FL 33160
Icahn Partners Master Fund LP
16690 Collins Avenue, PH-1
Sunny Isles Beach, FL 33160
Re:    Centuri Holdings, Inc. (the “Company”) Registration Rights
Ladies and Gentlemen:
Reference is made to (i) that certain Common Stock Purchase Agreement, dated as of May 19, 2025 (the “Private Placement Agreement”), by and among Southwest Gas Holdings, Inc. (“Southwest Gas”) and Icahn Partners LP and Icahn Partners Master Fund LP (each, an “Investor” and collectively, the Investors”), pursuant to which Southwest Gas has agreed to sell $50 million of shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), to the Investors in a private placement (collectively, the “2025 Private Placement Shares”) of Common Stock at a price per share equal to the Follow-On Offering price per share (as defined in the Private Placement Agreement), and (ii) that certain Common Stock Purchase Agreement (the “IPO Private Placement Agreement”), dated April 5, 2024, by and among the Company and the Icahn Partners LP and Icahn Partners Master Fund LP.
Subject to the sale by Southwest Gas of the 2025 Private Placement Shares to the Investors under the terms of the Private Placement Agreement, the Company hereby agrees to provide the Investors with registration rights for the 2025 Private Placement Shares (the “Registration Rights”) on an identical basis to those registration rights set forth in Section 6 of the IPO Private Placement Agreement; provided that the Company agrees to register the resale of the 2025 Private Placement Shares no later than the 181st day following the consummation of the sale of the 2025 Private Placement Shares in accordance with the Private Placement Agreement instead of the timeframe set forth in the first sentence of Section 6.1 of the IPO Private Placement Agreement. For the avoidance of doubt, (a) except as provided in the foregoing sentence, the 2025 Private Placement Shares shall be considered Shares (as defined in the IPO Private Placement Agreement) and shall be deemed Registrable Securities (as defined in the IPO Private Placement Agreement) to the same extent the Shares are considered Registrable Securities under the IPO Private Placement Agreement, (b) the Registration Rights, if granted, shall cease to apply to any 2025 Private Placement Shares that no longer constitute Registrable Securities, (c) this letter agreement shall terminate upon the termination of any obligations under Section 6 the IPO Private Placement Agreement or the termination of the Private Placement Agreement, and (d) subject to the limitations of Section 6 of the IPO Private Placement Agreement, the Company shall use its reasonable best efforts to maintain the effectiveness of the Shelf Registration Statement filed with the SEC on May 12, 2025 (or any Shelf Registration Statement filed in replacement thereof).
[Signature Page Follows]

Very truly yours, CENTURI HOLDINGS, INC.

/s/ Gregory A. Izenstark
Name: Gregory A. Izenstark Title: Executive Vice President, Chief Financial Officer
[Centuri - Letter Agreement re: Registration Rights – May 2025]

Acknowledged and Agreed: ICAHN PARTNERS LP

/s/ Jesse Lynn
Name: Jesse Lynn Title: Chief Operating Officer

Address: c/o Icahn Capital L.P. 16690 Collins Avenue, PH-1 Sunny Isles Beach, FL 33160 Attention: Jesse Lynn, Chief Operating Officer Email: [***]

ICAHN PARTNERS MASTER FUND LP

/s/ Jesse Lynn
Name: Jesse Lynn Title: Chief Operating Officer

Address: c/o Icahn Capital L.P. 16690 Collins Avenue, PH-1 Sunny Isles Beach, FL 33160 Attention: Jesse Lynn, Chief Operating Officer Email: [***]
[Centuri - Letter Agreement re: Registration Rights – May 2025]